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                                                            Exhibit 23.2



                          CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574), (333-12789) and (333-24581); Form S-3
(333-10383) and (333-14025); and on Form S-4 (333-13133) of U.S. Office
Products Company of our report as of February 28, 1997, except as to Note Q which is as of April 14, 1997, and relating to the combined financial statements of United Envelope Co., Inc. and its affiliate, Rex Envelope Co., Inc., which appear in the Current Report on Form 8-K of U.S. Office Products Company.

HERTZ, HERSON & COMPANY, LLP
New York, New York
May 21, 1997